Exhibit 99.1

Kona Grill Announces Stock Repurchase Plan
Also Announces That Mark Robinow Is No Longer CFO

SCOTTSDALE, ARIZONA — November 22, 2011 — Kona Grill, Inc. (Nasdaq: KONA), an American grill and sushi bar, announced that its Board of Directors authorized the repurchase of up to $5 million of the Company’s outstanding common stock, effective November 22, 2011. Repurchases under the program will be made in open market or privately negotiated transactions in compliance with the Securities and Exchange Commission Rule 10b-18. The Company intends to fund the repurchase program from available cash and to retire any shares repurchased. The Company, however, has no obligation to repurchase shares under this authorization, and the timing, actual number and value of shares to be purchased will depend on the Company’s stock price and other market conditions.

Michael A. Nahkunst, the Company’s President and Chief Executive Officer, stated, “The Company is initiating this repurchase program in the best interests of its stockholders, as we believe our common stock represents an attractive value.”

The Company also announced that Mark S. Robinow is no longer Executive Vice President, Chief Financial Officer and Secretary of the Company, effective as of November 21, 2011.

About Kona Grill
Kona Grill (NASDAQ: KONA) features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 23 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 16 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Tampa); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Texas (Austin, Dallas, Houston, San Antonio); Virginia (Richmond). For more information, visit www.konagrill.com

Forward-Looking Statements
Certain statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the Securities and Exchange Commission.

Kona Grill Investor Relations Contact:
Liolios Group, Inc.
Scott Liolios or Cody Slach
Tel 949-574-3860
info@liolios.com